Exhibit 3.153(a)

AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
THE PLAZA CLUB OF SAN ANTONIO, INC.

The Plaza Club of San Antonio, Inc. (the “Corporation”) is a Texas for-profit corporation subject to the Texas Business Organizations Code (the “TBOC”). Pursuant to Sections 3.059 and 3.060 of the TBOC, the Corporation hereby adopts this Amended and Restated Certificate of Formation of the Corporation (the “Restated Charter”), which accurately copies the Amended and Restated Articles of Incorporation of the Corporation (the “Existing Charter”) and all amendments thereto that are in effect to date, as further amended by this Restated Charter, as hereinafter set forth, and which contains no other change in any provision thereof.

ONE. The name of the Corporation is The Plaza Club of San Antonio, Inc.

TWO. The Existing Charter is amended by this Restated Charter as follows:

1.                         The title of the Existing Charter is hereby amended to read in its entirety as follows:

“AMENDED AND RESTATED CERTIFICATE OF FORMATION OF THE PLAZA CLUB OF SAN ANTONIO, INC.”

2.                         The Existing Charter is hereby amended by amending ARTICLE I to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is The Plaza Club of San Antonio, Inc. The Corporation is a for-profit corporation.

3.                         The Existing Charter is hereby amended by amending ARTICLE III to read in its entirety as follows:

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is for the following purposes:

(a)                    to manage, lease and/or operate one or more sports or business clubs, in the City of San Antonio, State of Texas, including the sports or business club commonly known as Plaza Club — San Antonio (the “Business”);

(b)                   to engage in any activities necessary to purchase, acquire, own, hold, sell, endorse, transfer, assign, pledge, lease, mortgage and finance the Business including, without limitation, the grant of a security interest in or mortgage on such Business;

(c)                    to engage in any activities necessary to hold, receive, exchange, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownerships or possession with respect to all of the Corporation’s property;

(d)                   to engage in any activities necessary to authorize, execute and deliver any agreement, notice or document in connection with the activities described above, including the filing of any notices, applications and other documents necessary or advisable to comply with any applicable laws, statutes, rules and regulations; and

(e)                    to engage in any lawful activities and to exercise such powers permitted to corporations under the Texas Business Organizations Code.

4.                         The Existing Charter is hereby amended by amending ARTICLE IV to read in its entirety as follows:

ARTICLE IV

REGISTERED OFFICE

The street address of the registered office of the Corporation is 211 E. 7th Street, Suite 620, Austin, TX 78701, Travis County, and the name of the current registered agent of the Corporation at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

5.                         The Existing Charter is hereby amended by amending ARTICLE IX to read in its entirety as follows:

ARTICLE IX

BOARD OF DIRECTORS

The number of directors of the Corporation shall be as from time to time fixed by the Corporation’s Board of Directors or in any other manner provided by the Bylaws of the Corporation. The Board of Directors currently consists of three (3) directors, and the names and addresses of the persons who are serving as directors until the next annual meeting of shareholders or until their successors are elected and qualified are:

Name	Address

Eric Affeldt	3030 LBJ Freeway Dallas, Texas, 75234

Eric Resnick	3030 LBJ Freeway Dallas, Texas, 75234

Martin Newburger	3030 LBJ Freeway Dallas, Texas, 75234

6.                         The Existing Charter is hereby amended by amending ARTICLE XI to read in its entirety as follows:

ARTICLE XI

SEPARATE LEGAL EXISTENCE

The Corporation shall respect and appropriately document the separate and independent nature of its activities, as compared with those of any other person or entity, take all reasonable steps to continue its identity as a separate legal entity, and make it apparent to third persons that the Corporation is an entity with assets and liabilities distinct from those of any other person or entity.

7.                         The Existing Charter is hereby amended by amending ARTICLE XII to read in its entirety as follows:

ARTICLE XII

Reserved.

8.                         The Existing Charter is hereby amended by amending ARTICLE XIII to read in its entirety as follows:

ARTICLE XIII

CORPORATE POWER

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Formation, and other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Formation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

9.                         The Existing Charter is hereby amended by amending ARTICLE XIV to read in its entirety as follows:

ARTICLE XIV

Reserved.

10.                   The Existing Charter is hereby amended by amending ARTICLE XV to read in its entirety as follows:

ARTICLE XV

BANKRUPTCY

The Corporation shall not, without the unanimous vote of the entire Board of Directors without any vacancies, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or seek or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of this Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action; or take or consent to any of the foregoing actions with respect to any subsidiary of the Corporation.

11.                   The Existing Charter is hereby amended by amending ARTICLE XVI to read in its entirety as follows:

ARTICLE XVI

LIMITATION OF LIABILITY

To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for any act or omission in such director’s capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of this Amended and Restated Certificate of Formation inconsistent with this Article, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its shareholders of a director of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

THREE. Each amendment to the Existing Charter stated in Part TWO above has been made in accordance with the provisions of the TBOC. Those amendments to the Existing Charter and this Restated Charter have been approved in the manner required by the TBOC and by the governing documents of the Corporation.

FOUR. The Amended and Restated Certificate of Formation of The Plaza Club of San Antonio, Inc. that is set forth as Exhibit A attached hereto accurately states the text of the Existing Charter and each amendment to the Existing Charter that is in effect, as further amended by this Restated Charter. This Restated Charter does not contain any other change in the Existing Charter except for the information permitted to be omitted by Section 3.059(b) of the TBOC applicable to the Corporation.

IN WITNESS WHEREOF, this Restated Charter has been executed as of this 10th day of November, 2010.

THE PLAZA CLUB OF SAN ANTONIO, INC.

By:	/s/ Ingrid Keiser
Ingrid Keiser, Secretary

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF FORMATION OF
THE PLAZA CLUB OF SAN ANTONIO, INC.

ARTICLE I

NAME

The name of the Corporation is The Plaza Club of San Antonio, Inc. The Corporation is a for-profit corporation.

ARTICLE II

PERIOD OF DURATION

The period of its duration is perpetual.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is for the following purposes:

(a)                    to manage, lease and/or operate one or more sports or business clubs, in the City of San Antonio, State of Texas, including the sports or business club commonly known as Plaza Club — San Antonio (the “Business”);

(b)                   to engage in any activities necessary to purchase, acquire, own, hold, sell, endorse, transfer, assign, pledge, lease, mortgage and finance the Business including, without limitation, the grant of a security interest in or mortgage on such Business;

(c)                    to engage in any activities necessary to hold, receive, exchange, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownerships or possession with respect to all of the Corporation’s property;

(d)                   to engage in any activities necessary to authorize, execute and deliver any agreement, notice or document in connection with the activities described above, including the filing of any notices, applications and other documents necessary or advisable to comply with any applicable laws, statutes, rules and regulations; and

(e)                    to engage in any lawful activities and to exercise such powers permitted to corporations under the Texas Business Organizations Code.

ARTICLE IV

REGISTERED OFFICE

The street address of the registered office of the Corporation is 211 E. 7th Street, Suite 620, Austin, TX 78701, Travis County, and the name of the current registered agent of the Corporation at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

ARTICLE V

CAPITAL STOCK

The Corporation is authorized to issue one class of capital stock to be designated Common Stock. The aggregate number of shares which the Corporation shall have authority to issue is one million (1,000,000) shares of Common Stock, with no par value.

ARTICLE VI

CUMULATIVE VOTING

Cumulative voting in the election of directors is expressly prohibited.

ARTICLE VII

PREEMPTIVE RIGHTS

No shareholder of the Corporation will by reason of his holding shares of stock of the Corporation have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the Corporation, or any notes, debentures, bonds, warrants, options or other securities of the Corporation, now or hereafter to be authorized.

ARTICLE VIII

MINIMUM CAPITAL

The Corporation will not commence business until it has received for issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00).

ARTICLE IX

BOARD OF DIRECTORS

The number of directors of the Corporation shall be as from time to time fixed by the Corporation’s Board of Directors or in any other manner provided by the Bylaws of the Corporation. The Board of Directors currently consists of three (3) directors, and the names and addresses of the persons who are serving as directors until the next annual meeting of shareholders or until their successors are elected and qualified are:

Name	Address

Eric Affeldt	3030 LBJ Freeway Dallas, Texas, 75234

2

Eric Resnick	3030 LBJ Freeway Dallas, Texas, 75234

Martin Newburger	3030 LBJ Freeway Dallas, Texas, 75234

ARTICLE X

BOARD POWER REGARDING BYLAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Texas, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

ARTICLE XI

SEPARATE LEGAL EXISTENCE

The Corporation shall respect and appropriately document the separate and independent nature of its activities, as compared with those of any other person or entity, take all reasonable steps to continue its identity as a separate legal entity, and make it apparent to third persons that the Corporation is an entity with assets and liabilities distinct from those of any other person or entity.

ARTICLE XII

Reserved.

ARTICLE XIII

CORPORATE POWER

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Formation, and other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Formation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

ARTICLE XIV

Reserved.

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ARTICLE XV

BANKRUPTCY

The Corporation shall not, without the unanimous vote of the entire Board of Directors without any vacancies, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or seek or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of this Corporation or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action; or take or consent to any of the foregoing actions with respect to any subsidiary of the Corporation.

ARTICLE XVI

LIMITATION OF LIABILITY

To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for any act or omission in such director’s capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of this Amended and Restated Certificate of Formation inconsistent with this Article, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its shareholders of a director of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

ARTICLE XVII

WRITTEN CONSENT

Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

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